EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 14, 2009, relating to the consolidated financial statements and financial statement schedule of The Pep Boys — Manny, Moe & Jack and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” and Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans,” as of February 4, 2007 and February 3, 2007, respectively) and the effectiveness of The Pep Boys — Manny, Moe & Jack and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Pep Boys — Manny, Moe & Jack and subsidiaries for the fiscal year ended January 31, 2009.

DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

June 23, 2009